Exhibit 99.1

Semrush Announces Fourth Quarter and Full Year 2022 Financial Results

Full year 2022 revenue up more than 35% year over year
Over 95,000 Customers as of December 31, 2022

BOSTON, March 13, 2023 /Businesswire/ -- Semrush Holdings, Inc. (NYSE: SEMR), a leading online visibility management SaaS platform, today reported financial results for the fourth quarter and full year ended December 31, 2022.

“2022 was a year of strong execution despite challenging macroeconomic conditions. We grew revenue by more than 35% year-over-year while significantly strengthening our European presence by relocating approximately 600 employees to new office locations in Western Europe. I want to take a moment to thank our customers, our employees, and our shareholders who have shown tremendous support for our business in 2022,” said Oleg Shchegolev, CEO and Co-Founder of Semrush.

“Looking ahead to 2023, I am optimistic of our future growth based on strong demand for our products and a history of customers returning to the platform. We continue to see record levels of new customer registrations and trials as we crossed more than 800,000 free active users on the platform. Our priority remains to expand the reach of our platform, however at the same time, we are focused on improving margins with the goal of non-GAAP profitability in 2023," added Mr. Shchegolev.

Fourth Quarter and Full-Year 2022 Financial Highlights

•Fourth quarter revenue of $68.8 million, up 28% year over year and full year 2022 revenue of $254.3 million, up more than 35% year over year
•ARR of $275 million as of December 31, 2022, up 28% year over year
•Dollar based net revenue retention of 118% as of December 31, 2022, down from 122% in the previous quarter
•Over 95,000 paying customers as of December 31, 2022, up approximately 16% from a year ago
•Net loss of $13.9 million for the fourth quarter and net loss of $33.8 million for the full year 2022
•Non-GAAP net loss of $11.6 million for the fourth quarter and non-GAAP net loss of $26.5 million for the full year 2022

See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how Semrush defines ARR, dollar based net revenue retention, non-GAAP net loss, and the financial tables that accompany this release for reconciliations of each non-GAAP financial measure to its closest comparable GAAP financial measure.

Fourth Quarter 2022 Business Highlights

Semrush is committed to empowering its customers with the best-in-class tools and services needed to boost their online presence and gain an edge in the market. In the fourth quarter, Semrush advanced and expanded many of our offerings:

•Launched FindThatLead Domain Searcher, an app that helps businesses discover B2B leads in a matter of seconds. Users can proactively search for leads, start discussions and convert them before their competitors by simply entering their target’s company or website.

•Released the latest SEO Writing Assistant (SWA) feature that allows users to scale content production more easily. The update lets businesses distribute workloads among different team members, share documents with specific individuals, and significantly streamline their content optimization workflow.

•Applied our machine learning algorithm to improve the accuracy and reliability of Semrush’s search volume data beyond the US – now including United Kingdom, France, Canada, Australia, Spain and Italy.

•App Center exited the year with 37 apps, including a total of 17 from third parties.

•Semrush customers who pay more than $10K annually grew by more than 50% year over year.

•More than 800,000 registered free active customers, up more than 50% year over year, across more than 157 countries

•Substantially concluded our relocation program, having relocated approximately 600 employees and ended 2022 with more than 1,300 employees and more than 200 contractors

Business Outlook

Based on information as of today, March 13, 2023, we are issuing the following financial guidance:

First Quarter 2023 Financial Outlook

•Revenue is expected to be in a range of $70.3 million to $70.7 million, up 23% year over year
•Non-GAAP net loss is expected to be in a range of $8.0 to $7.0 million which includes approximately $1.3 million of exit costs

Full-Year 2023 Financial Outlook

•Revenue is expected to be in a range of $306.0 million to $309.0 million, up 20 to 22% year over year
•Non-GAAP net income is expected to be in a range of breakeven to $3.0 million including approximately $1.3 million of exit costs

Reconciliation of non-GAAP net loss guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure, in particular the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call Details

Semrush will host a conference call and webcast to discuss its financial results, business highlights, outlook and other matters, the details for which are provided below.

Date: Tuesday, March 14, 2023
Time: 8:30 a.m. ET
Hosts: Oleg Shchegolev, CEO, Evgeny Fetisov, CFO, Eugene Levin, President, Andrew Warden, CMO
Conference ID: 3520221
Participant Toll Free Dial-In Number: 1 (888) 350-3436
Participant International Dial-In Number: 1 (646) 360-0185

Registration:
The live webcast of the conference call as well as the replay can be accessed for a limited time from the Semrush investor relations website at http://investors.semrush.com/.

About Semrush

Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, pay-per-click, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush, with over 95,000 paying customers, is headquartered in Boston and has offices in Philadelphia, Trevose, Austin, Dallas, Amsterdam, Barcelona, Belgrade, Berlin, Limassol, Prague, Warsaw, and Yerevan.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, guidance on financial results for the first quarter and full year of 2023, including revenue and non-GAAP net loss; statements about future operating results, including margin improvements and free cash flow goals; statements regarding the expectations of demand for our products, including demand from return customers, adoption of and demand for new products and features, our addressable market size, and growth of our business; and statements about expansion of our platform, the effectiveness of our products and our competitive advantages.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our filings with the Securities and Exchange Commission ("SEC"), including our most recent annual report on form 10-K, and our subsequently filed quarterly reports and other SEC filings. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Additional information regarding these and other factors that could affect our results is included in our SEC filings, which may be obtained by visiting our Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.

Non-GAAP Financial Measures & Definitions of Key Metrics

Semrush has provided in this release the non-GAAP financial measure of non-GAAP net loss. Semrush uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating Semrush’s ongoing operational performance. Semrush believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Semrush’s industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

ARR is defined as of a given date as the monthly recurring revenue that we expect to contractually receive from all paid subscription agreements that are actively generating revenue as of that date multiplied by 12. We include both monthly recurring paid subscriptions, which renew automatically unless canceled, as well as the annual recurring paid subscriptions so long as we do not have any indication that a customer has canceled or intends to cancel its subscription and we continue to generate revenue from them. We updated our definition of ARR as of September 30, 2022. Prior to September 30, 2022, we defined ARR as the daily revenue of all paid subscription agreements that were actively generating revenue as of the last day of the reporting period multiplied by 365, except that we calculated the ARR from Prowly's customers as the monthly recurring revenue as of the last month of the reporting period multiplied by 12. We made this change because it simplifies the calculation and internal reporting of ARR, eliminates the impact of the number of days in a given month on ARR, and we believe the updated definition is a more widely used methodology in our industry.

Dollar Based Net Revenue Retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.

Non-GAAP net loss. We define non-GAAP net loss as GAAP net loss, excluding stock-based compensation expense. We believe non-GAAP net loss provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Semrush Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2022	2021	2022	2021
Revenue	$68,785	$53,746	$254,316	$188,001
Cost of revenue	11,963	11,561	48,553	41,934
Gross profit	56,822	42,185	205,763	146,067

Operating expenses
Sales and marketing	39,596	25,694	126,889	81,122
Research and development	13,261	6,825	41,204	24,322
General and administrative	17,391	13,320	62,779	43,116
Exit costs	1,847	—	11,264	—
Total operating expenses	72,095	45,839	242,136	148,560
Loss from operations	(15,273)	(3,654)	(36,373)	(2,493)
Other income (expense), net	1,103	(266)	3,456	(522)
Loss before income taxes	(14,170)	(3,920)	(32,917)	(3,015)
(Benefit from) provision for income taxes	(269)	(58)	931	270
Net loss	$(13,901)	$(3,862)	$(33,848)	$(3,285)

Net loss per share attributable to common stockholders:
Basic and diluted:	$(0.10)	$(0.03)	$(0.24)	$(0.03)

Weighted-average number of shares of common stock used in computing net loss per share applicable to common stockholders:
Basic and diluted:	141,531	138,363	141,160	126,586

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$22	$15	$74	$37
Sales and marketing	1,636	160	2,235	405
Research and development	287	144	1,123	348
General and administrative	332	634	3,961	1,952
Total stock-based compensation	$2,277	$953	$7,393	$2,742

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of Non-GAAP net loss
Net loss	$(13,901)	$(3,862)	$(33,848)	$(3,285)
Stock-based compensation expense	2,277	953	7,393	2,742
Non-GAAP net loss	$(11,624)	$(2,909)	$(26,455)	$(543)

Semrush Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	As of
	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$79,765	$269,665
Short-term investments	157,774	—
Accounts receivable	3,559	2,190
Deferred contract costs, current portion	6,974	6,338
Prepaid expenses and other current assets	9,307	5,345
Total current assets	257,379	283,538
Property and equipment, net	8,076	8,270
Operating lease right-of-use assets	12,009	—
Intangible assets, net	10,286	2,925
Goodwill	6,529	1,991
Deferred contract costs, net of current portion	2,082	2,254
Other long-term assets	2,329	1,096
Total assets	$298,690	$300,074
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$15,495	$9,942
Accrued expenses	17,847	19,479
Deferred revenue	49,354	40,232
Current portion of operating lease liabilities	3,694	—
Other current liabilities	2,311	1,896
Total current liabilities	88,701	71,549

Deferred revenue, net of current portion	122	237
Deferred tax liability	11	268
Operating lease liabilities, net of current portion	8,929	—
Other long-term liabilities	1,023	2,478
Total liabilities	98,786	74,532
Stockholders’ equity
Undesignated preferred stock, $— par value - 100,000 shares authorized, and no shares issued or outstanding as of December 31, 2022 or December 31, 2021	—	—
Class A common stock, $— par value; 1,000,000 shares authorized, and 43,743 shares issued and outstanding as of December 31, 2022; 31,842 issued and outstanding as of December 31, 2021	—	—
Class B common stock, $— par value; 160,000 shares authorized, and 97,897 shares issued and 97,844 outstanding as of December 31, 2022; 108,975 issued and 108,870 outstanding as of December 31, 2021	1	1
Additional paid-in capital	274,057	264,871
Accumulated other comprehensive deficit	(1,206)	(230)
Accumulated deficit	(72,948)	(39,100)
Total stockholders’ equity	199,904	225,542
Total liabilities and stockholders' equity	$298,690	$300,074

Semrush Holdings Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Year Ended
	December 31,
	2022	2021

Operating Activities
Net loss	$(33,848)	$(3,285)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	6,650	3,535
Intangible asset impairment expense	642	—
Amortization of deferred contract costs	8,988	6,489
Non-cash lease expense	4,520	—
Loss on disposal of subsidiaries	1,738	—
Stock-based compensation expense	7,393	2,742
Non-cash interest expense	242	211
Changes in fair value of convertible debt securities	(1,152)	—
Deferred taxes	(253)	59
Changes in operating assets and liabilities
Accounts receivable	(3,317)	(791)
Deferred contract costs	(9,452)	(9,362)
Prepaid expenses and other assets	(2,446)	(2,784)
Accounts payable	6,793	1,527
Accrued expenses	(848)	11,613
Other current liabilities	(394)	—
Deferred revenue	9,133	13,807
Other long-term liabilities	94	—
Change in operating lease liability	(4,107)	—
Net cash (used in) provided by operating activities	(9,624)	23,761
Investing Activities
Purchases of property and equipment	(4,234)	(2,380)
Purchases of short-term investments	(157,899)	—
Purchases of convertible debt securities	(2,000)	(500)
Capitalization of internal-use software development costs	(1,706)	(1,403)
Cash paid for acquisition of business, net of cash acquired	(13,993)	(350)
Net cash used in investing activities	(179,832)	(4,633)
Financing Activities
Proceeds from exercise of stock options	981	1,327
Proceeds from issuance of shares in connection with Employee Stock Purchase Plan	758	—
Payment of finance leases	(2,084)	(1,373)
Net proceeds from completing public offerings	—	215,370
Net cash (used in) provided by financing activities	(345)	215,324
Effect of exchange rate changes on cash and cash equivalents	(275)	(230)
(Decrease) increase in cash, cash equivalents and restricted cash	(190,076)	234,222
Cash, cash equivalents, and restricted cash, beginning of year	269,841	35,619
Cash, cash equivalents, and restricted cash, end of year	$79,765	$269,841

INVESTOR:
Bob Gujavarty
VP of Investor Relations
Semrush Holdings, Inc.
Bobby.Gujavarty@semrush.com

MEDIA:
Jesse Platz
VP of Analyst and Public Relations
Semrush Holdings, Inc.
Jesse.Platz@semrush.com

Source: Semrush Holdings, Inc.